EXHIBIT 99.1

Jamba, Inc. Delivers Against 2010 Blend Plan Initiatives and

Announces Fourth Quarter and Fiscal Year 2010 Financial Results

Gains Achieved during Q410 and Fiscal 2010 Leave Company Optimistic About the Outlook for 2011 and the Return to Positive Company-Owned Comparable Store Sales

EMERYVILLE, Calif., March 10, 2011 —Jamba, Inc. (NASDAQ:JMBA) today reported financial results for the fiscal year and fourth quarter ended December 28, 2010. The Company showed solid progress on key strategic priorities, including the expansion of food, successful commercialization of consumer products and global franchise expansion. The Company said that positive Company-owned comparable store sales during the fourth quarter—the first since 2007—signals a planned return to positive Company-owned comparable store sales for 2011.

GAAP Financial Results for the 12 week fiscal fourth quarter of 2010 compared to the 12 week fiscal fourth quarter of 2009.(1)

•

Net loss for Q410 was $(12.2) million, compared to net loss of $(11.4) million for Q409. Included in the Q410 loss were charges of $2.3 million related to impairment of long lived assets and store lease termination and closure costs compared to $1.9 million for the same costs in Q409.

•

Total revenue for Q410 decreased to $42.1 million from $50.6 million for Q409, a decrease of $8.5 million, due to the decrease in Company-owned stores primarily attributable to the refranchising initiative.

•	Diluted loss per share was $(0.21) per share for Q410 compared to diluted loss per share of $(0.23) for Q409.

•	Company-owned comparable store sales(2) for Q410 improved to 0.2% from (5.3%) for Q409, reflecting a 550 basis point improvement over this same period last year.

•	11 franchise stores were opened during Q410.

GAAP Financial Results for the 52 week fiscal year 2010 compared to the 52 week fiscal year 2009.(1)

•

Net loss for fiscal 2010 was $(16.7) million compared to net loss of $(23.9) million for fiscal 2009. Included in the fiscal 2010 loss were charges of $7.0 million related to impairment of long lived assets and store lease termination and closure costs compared to $13.9 million for the same costs in fiscal 2009.

•

Total revenue for fiscal 2010 decreased 12.9% to $262.7 million from $301.6 million for fiscal 2009, a decrease of $38.9 million, due to the decrease in Company-owned stores primarily attributable to the refranchising initiative.

•	Diluted loss per share was $(0.35) per share for fiscal 2010 compared to diluted loss per share of $(0.48) for fiscal 2009.

•	Company-owned comparable store sales(2) reflected sequential improvement in six of the last seven quarters, improving 800 basis points to (2.3%) from (10.3%) for fiscal 2009.

•

30 new franchise stores and one new Company-owned store were opened during fiscal 2010, bringing total store count to 743 stores system-wide, of which 392 are franchise stores and 351 are Company-owned stores.

Refranchising Initiative

In May 2009 the Company announced its refranchising initiative under which it stated its intent to sell existing Company Stores to new or existing franchisees, many of whom entered into area development agreements. The refranchising initiative has helped to accelerate growth and shift its business to an asset light model.

Under the refranchising initiative, the Company initially planned to complete the refranchising of up to 150 Company Stores. During fiscal 2010, it completed the sale of 105 Company Stores in fifteen separate refranchising transactions, bringing the refranchising program total to 132 Company Stores sold. The Company expects to conclude its refranchising program with the sale of 41 Company Stores in the Chicago and Minneapolis markets in early 2011.

The following table summarizes certain impacts of our refranchising activities (dollars in millions):

	Q410	Q409	2010	2009
Number of Company-owned stores refranchised	17	8	105	27
Refranchising proceeds, pre-tax	$1.3	$3.6	$14.2	$5.7
Impairment related to refranchise transaction, included in Impairment of long lived assets	$—	$(0.5)	$(1.9)	$(2.1)
Refranchising (gain) loss, pre-tax, included in Other operating, net	$(0.1)	$2.3	$1.5	$0.7

The following table summarizes the impact of refranchising on Total revenue (dollars in millions):

	Q410	Q409	2010	2009
Decrease in Company stores revenue	$(1.4)	$(9.7)	$(30.9)	$(63.7)
Increase in Franchise and other revenue	0.4	0.1	1.4	0.2
Decrease in Total revenue	$(1.0)	$(9.6)	$(29.5)	$(63.5)

The following table summarizes the impact of refranchising on Loss from operations (dollars in millions):

	Q410	Q409	2010	2009
Increase/(Decrease) in Store-level EBITDA (adjusted) (3)	$0.2	$0.4	$(3.5)	$(8.6)
Increase in Franchise and other revenue	0.4	0.1	1.4	0.2
Decrease in General and administrative Expense	0.2	0.3	0.5	1.1
Increase/(Decrease) in Loss from Operations	$0.8	$0.8	$(1.6)	$(7.3)

The completion of the Company’s refranchising initiative unlocks the Company’s growth potential and significantly de-risks the business model.

For fiscal year 2010, Jamba significantly delivered on the BLEND plan priorities:

Deliver improved comparable Company-owned store sales(2)

Fiscal 2010 showed four quarters of sequential improvement in comparable Company-owned store sales versus fiscal 2009, including the return to positive comparable Company-owned store sales of 0.2% in the fourth quarter of 2010. Results reflect sequential improvement in comparable Company-owned store sales in six of seven quarters and the first positive quarter of Company-owned comparable stores sales since 2007.

Build/expand our menu across all dayparts

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Major programs that strengthened the Company’s business model included the expansion of its beverage and food menu offerings across all dayparts, specifically the introduction of seasonally relevant limited time offerings, such as its new Superfruit and Probiotic Fruit and Yogurt smoothies; a hot beverage platform, featuring hot coffee, tea latte’s, hot chocolate and organic artisan teas from Mighty Leaf™, all or a portion of which are now available in more than 384 locations; the expansion of food offerings, including testing of new snack items and baked goods to more than 300 locations; the expansion of its renowned oatmeal platform to over 650 locations; the launch of a new breakfast daypart platform in select California markets; and the launch of a new specialty frozen yogurt platform called Whirl’ns™ Frozen Yogurt for the evening daypart

Accelerate the development of franchise and non-traditional stores

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The Company made significant progress in the transition to a more franchise-oriented organization, expanding the Jamba brand into 23 states total with the opening of a new store in Louisiana and with the refranchising of 105 Company-owned stores as part of our refranchising initiative. The Company signed agreements to open franchise stores in three new markets including New Orleans, Boston, and Indiana and expects to expand into Connecticut in early April 2011. The Company also signed its first major international development agreement with SPC Group in South Korea. SPC Group opened their first franchise store on January 31, 2011 in the Incheon International Airport.

Build a licensing growth platform

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At the end of fiscal 2010, the Company had entered into nine licensing agreements and licensees had commercialized four consumer packaged goods product lines. In particular, Jamba-branded frozen novelties, manufactured under license by Oregon Ice Cream, and the At-Home Smoothie Kits, manufactured under license by Inventure Foods, were collectively in over 10,000 points of distribution by the close of fiscal 2010. In February 2011, Nestle USA launched its all-natural fruit-based energy drinks in the Northeast, and the Company expects the remaining four product lines to be in retail distribution by end of the second quarter 2011, including product lines developed through agreements with One Natural Experience (O.N.E.) for coconut water fruit juice beverages, with Zola for functional daily Brazilian superfruit shots, with Johnvince Foods for all-natural boosted trail mixes and with Sundia Corporation for functionally boosted fruit cups.

“At the start of 2010, we said that the transformation of our Company to a healthy, active lifestyle brand would be our mission. With the continued implementation of disciplined cost controls, the expansion of our business model into new platforms like hot beverages, breakfast, frozen yogurt and with the commercialization of four consumer product lines, we are gaining momentum in our transformation,” stated James D. White, Jamba’s Chairman, President and CEO. “Despite the competitive activity in the smoothie category during 2010, we continued to maintain our status as one of the most recognized leaders in the smoothie category and to grow our awareness as a health and wellness brand.”

“Even though we faced a challenging operating environment during 2010, we made significant progress on our long-term BLEND plan. Jamba’s performance in 2010 makes us confident about the outlook for 2011. As we enter 2011, early indications leave us with the expectation that Jamba will return to positive comparable store sales,” concluded Mr. White.

Outlook for 2011

The Company expects to achieve the following in 2011:

•	Deliver positive comparable store sales(2) of 2-4%;

•	Deliver Operating Profit(4) margin of 18-20%;

•	Develop 50-70 locations in traditional, non-traditional, and express formats;

•	General and administrative expenses, in dollars, (excluding litigation charges and other one-time expenses) consistent with 2010 levels.

Liquidity

On December 28, 2010, the Company held $30.8 million in cash, cash equivalents, and restricted cash. The restricted cash balance was $1.8 million.

Footnotes

(1)	Fiscal Q410 and Fiscal Year 2010 are the 12 week period ended and 52 week period ended December 28, 2010, respectively. Fiscal Q409 and Fiscal Year 2009 are the 12 week period ended and 52 week period ended December 29, 2009, respectively.

(2)	Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

(3)	The Company uses the non-GAAP financial measure of Store Level EBITDA (adjusted) in its statements made in this release, which is helpful when used: as an indicator of the Company’s operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of items not directly resulting from our Company-owned store operations; for planning purposes, including the preparation of our internal operating budget; and as a measurement in assessing the performance of existing store operating income and comparative operating performance. Store Level EBITDA (adjusted) is equal to net loss, less: (a) gain from derivative liabilities; (b) interest income; (c) interest expense; (d) income taxes; (e) depreciation and amortization; (f) impairment of long-lived assets (g) other operating, net; (h) franchise and other revenue; and (i) general and administrative expenses.

(4)	Operating Profit margin is equal to net loss, less: (a) gain from derivative liabilities; (b) interest income; (c) interest expense; (d) income taxes; (e) depreciation and amortization; (f) impairment of long-lived assets; (g) other operating, net; and (h) general and administrative expenses, divided by total revenue.

Webcast and Conference Call Information

A conference call to review the fourth quarter and year-end 2010 results will be held today, March 10, 2011 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-8416 or for international callers by dialing (480) 629-9808. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4415449. The replay will be available until March 31, 2011. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and California Flatbreads™, and a variety of baked goods and snacks. As of December 28, 2010, Jamba Juice had 743 locations consisting of 351 Company-owned and operated stores and 392 franchise stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jambajuice.com or call 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, the possibility that the parties may not reach agreement with respect to the final terms of a definitive agreement relating the proposed arrangements described above as well as the other factors discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Don Duffy

ICR

203-682-8200

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	December 28, 2010	December 29, 2009
ASSETS
Current assets:
Cash and cash equivalents	$29,024	$28,757
Restricted cash	1,620	1,324
Receivables, net of allowances of $200 and $116	6,377	9,949
Inventories	2,486	3,732
Prepaid and refundable income taxes	539	491
Prepaid rent	508	486
Assets held for sale	3,877	2,562
Prepaid expenses and other current assets	1,604	1,122

Total current assets	46,035	48,423
Property, fixtures and equipment, net	49,215	70,266
Trademarks and other intangible assets, net	1,341	1,850
Restricted cash	205	1,399
Deferred income taxes	40	998
Other long-term assets	3,218	2,882

Total assets	$100,054	$125,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,851	$7,405
Accrued compensation and benefits	6,161	7,089
Workers’ compensation and health insurance reserves	1,140	1,096
Accrued jambacard liability	29,756	38,255
Other accrued expenses	12,622	10,510

Total current liabilities	56,530	64,355

Long-term workers’ compensation and health insurance reserves	166	1,158
Deferred rent and other long-term liabilities	15,416	14,700

Total liabilities	72,112	80,213

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 197,485 and 304,348 shares issued and outstanding at December 28, 2010 and December 29, 2009, respectively	20,554	31,069
Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized; 63,734,961 and 52,712,528 shares issued and outstanding at December 28, 2010 and December 29, 2009, respectively	64	53
Additional paid-in-capital	365,817	356,320
Accumulated deficit	(358,493)	(341,837)

Total stockholders’ equity	7,388	14,536

Total liabilities and stockholders’ equity	$100,054	$125,818

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Week Period Ended		52 Week Period Ended
(In thousands, except share and per share amounts)	12/28/10	12/29/09	12/28/10	12/29/09
Revenue:
Company stores	$39,849	$49,433	$254,491	$295,607
Franchise and other revenue	2,214	1,165	8,162	6,030

Total revenue	42,063	50,598	262,653	301,637

Costs and operating expenses:
Cost of sales	10,028	12,871	61,307	72,669
Labor	16,430	19,664	85,189	100,589
Occupancy	7,671	9,817	38,561	43,888
Store operating	8,039	9,052	38,358	38,734
Depreciation and amortization	3,101	3,874	14,610	18,271
General and administrative	8,937	8,297	37,262	37,044
Store pre-opening	210	43	648	516
Impairment of long-lived assets	486	1,533	2,778	12,639
Store lease termination and closure	1,779	407	4,255	1,234
Trademark and goodwill impairment	—	—	—	—
Other operating, net	(2,460)	(2,937)	(4,292)	(3,840)

Total costs and operating expenses	54,221	62,621	278,676	321,744

Loss from operations	(12,158)	(12,023)	(16,023)	(20,107)
Other (expense), income net:
Gain from derivative liabilities	—	—	—	1,597
Interest income	14	15	73	404
Interest expense	(113)	19	(547)	(6,905)

Total other expense, net	(99)	34	(474)	(4,904)

Loss before income taxes	(12,257)	(11,989)	(16,497)	(25,011)

Income tax benefit (expense)	41	605	(159)	1,066

Net loss	(12,216)	(11,384)	(16,656)	(23,945)

Preferred stock dividends and deemed dividends	(955)	(981)	(4,077)	(1,860)

Net loss attributable to common stockholders	$(13,171)	$(12,365)	$(20,733)	$(25,805)

Weighted-average shares used in computation of (loss) earnings per share:
Basic	62,475,315	52,699,440	58,711,495	53,632,299
Diluted	62,475,315	52,699,440	58,711,495	53,632,299

Loss per share:
Basic	$(0.21)	$(0.23)	$(0.35)	$(0.48)
Diluted	$(0.21)	$(0.23)	$(0.35)	$(0.48)

JAMBA, INC.

Gain (loss) from refranchising transactions

(Unaudited)

(Dollars in thousands)	12 Week Period Ended		52 Week Period Ended
	December 28, 2010	December 29, 2009	December 28, 2010	December 29, 2009
Number of units refranchised	17	8	105	27
Refranchising proceeds, pre-tax	$1,300	$3,607	$14,177	$5,720
Impairment related to refranchise transactions	$—	$(541)	$(1,896)	$(2132)
Refranchising gain (loss) loss, pre-tax, included in other operating, net	$(112)	$2,329	$1,458	$716

Impact of refranchising on Total revenue
(Unaudited)

(In thousands)	12 Week Period Ended		52 Week Period Ended
	December 28, 2010	December 29, 2009	December 28, 2010	December 29, 2009
Decrease in store sales	$(1,405)	$(9,702)	$(30,879)	$(63,689)
Increase in Franchise and other revenue	353	76	1,421	177

Decrease in Total revenue	$(1,052)	$(9,626)	$(29,458)	$(63,512)

Impact of refranchising on Loss from operations
(Unaudited)

(In thousands)	12 Week Period Ended		52 Week Period Ended
	December 28, 2010	December 29, 2009	December 28, 2010	December 29, 2009
Increase/(Decrease) in store level EBITDA (adjusted)	$230	$399	$(3,540)	$(8,647)
Increase in Franchise and other revenue	353	76	1,421	177
Decrease in General and administrative expense	235	306	510	1,173

(Increase)/Decrease in Loss from operations	$818	$781	$(1,609)	$(7,297)

Reconciliation of General and administrative expense to General and administrative expense, adjusted
(Unaudited)

(In thousands)	12 Week Period Ended		52 Week Period Ended
	December 28, 2010	December 29, 2009	December 28, 2010	December 29, 2009
General and administrative expense	$8,937	$8,297	$37,262	$37,044
Non-recurring legal and settlement fees	—	—	2,094	—
Non-recurring personnel structuring fees	—	—	350	—

General and administrative expense, adjusted	$8,937	$8,297	$34,818	$37,044